Exhibit 3.1

Business Entity - Filing Acknowledgement 11/09/2023 Work Order Item Number: Filing Number: Filing Type: Filing Date/Time: Filing Page(s): W2023110900760 - 3273191 20233615944 Certificate Pursuant to NRS 78.209 11/09/2023 12:13:18 PM 2 Indexed Entity Information: Entity ID: E0515682011 - 9 Entity Status: Active Entity Name: Kartoon Studios, Inc. Expiration Date: None Commercial Registered Agent PARACORP INCORPORATED 318 N CARSON ST #208, Carson City, NV 89701, USA FRANCISCO V. AGUILAR Secretary of State DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684 - 5708 Fax (775) 684 - 7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486 - 2880 Fax (702) 486 - 2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording Division 401 N. Carson Street

Certificate of Change Pursuant to NRS 78.209 TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT INSTRUCTIONS: 1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID). 2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change. 3. Indicate the number of authorized shares and par value, if any of each class or series after the change. 4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series. 5. Indicate provisions, if any, regarding fractional shares that are affected by the change. 6. NRS required statement. 7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed. 8. Must be signed by an Officer. Form will be returned if unsigned. Name of entity as on file with the Nevada Secretary of State: Kartoon Studios, Inc. Entity or Nevada Business Identification Number (NVID): NV20111597664 1. Entity Information: The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 40,000,000 shares of Common Stock par value $0.001 per share 10,000,000 shares of Preferred stock, par value $0.001 per share 2. Current Authorized Shares: The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 190,000,000 shares of Common Stock par value $0.001 per share 10,000,000 shares of Preferred stock, par value $0.001 per share 3. Authorized Shares After Change: The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: 4. Issuance: The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby : No fractional shares will be issued 5. Provisions: The required approval of the stockholders has been obtained. 6. Provisions: Date: 11/09/2023 Time: (must not be later than 90 days after the certificate is filed) 7. Effective Date and time: (Optional) X Michael Jaffa Officer 11/09/2023 Signature of Officer Title Date 8. Signature: (Required) FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Business Number E0515682011 - 9 Filed in the Office of Secretary of State State Of Nevada Filing Number 20233615944 Filed On 11/09/2023 12:13:18 PM Number of Pages 2 This form must be accompanied by appropriate fees. If necessary, additional pages may be attached to this form. Page 1 of 2 Revised: 1/1/2019

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov This form must be accompanied by appropriate fees. If necessary, additional pages may be attached to this form. Page 2 of 2 Revised: 1/1/2019